EXHIBIT 4.10









                              SILGAN HOLDINGS INC.,
                                    as Issuer



                                       and



                              FLEET NATIONAL BANK,
                                   as Trustee



                            -------------------------

                                    Indenture

                            Dated as of July 22, 1996

                            -------------------------

                        Subordinated Debentures due 2006



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                                TABLE OF CONTENTS


                                                                           Page

ARTICLE 1.  Definitions and Incorporation by Reference.......................1
  SECTION 1.1    Definitions.................................................1
  SECTION 1.2    Incorporation by Reference of Trust
                 Indenture Act..............................................19
  SECTION 1.3    Rules of Construction......................................19

ARTICLE 2.  The Securities..................................................20
  SECTION 2.1    Form and Dating............................................20
  SECTION 2.2    Execution, Authentication and
                 Denominations..............................................20
  SECTION 2.3    Registrar and Paying Agent.................................21
  SECTION 2.4    Paying Agent to Hold Money in Trust........................22
  SECTION 2.5    Transfer and Exchange......................................22
  SECTION 2.6    Replacement Securities.....................................23
  SECTION 2.7    Outstanding Securities.....................................23
  SECTION 2.8    Temporary Securities.......................................23
  SECTION 2.9    Cancellation...............................................24
  SECTION 2.10   CUSIP Numbers..............................................24
  SECTION 2.11   Defaulted Interest.........................................24

ARTICLE 3.  Redemption......................................................24
  SECTION 3.1    Right of Redemption........................................24
  SECTION 3.2    Notices to Trustee.........................................25
  SECTION 3.3    Selection of Securities to Be Redeemed.....................25
  SECTION 3.4    Notice of Redemption.......................................26
  SECTION 3.5    Effect of Notice of Redemption.............................27
  SECTION 3.6    Deposit of Redemption Price................................27
  SECTION 3.7    Payment of Securities Called for
                 Redemption.................................................27
  SECTION 3.8    Securities Redeemed in Part................................27

ARTICLE 4.  Covenants.......................................................28
  SECTION 4.1    Payment of Securities......................................28
  SECTION 4.2    Maintenance of Office or Agency............................28
  SECTION 4.3    Limitation on Indebtedness.................................29
  SECTION 4.4    Limitation on Restricted Payments..........................33
  SECTION 4.5    Limitation on Dividend and Other
                 Payment Restrictions Affecting
                 Restricted Subsidiaries....................................36
  SECTION 4.6    Limitation on Transactions with
                 Shareholders and Affiliates................................37
  SECTION 4.7    Limitation on the Issuance of Capital
                 Stock of Restricted Subsidiaries...........................38
  SECTION 4.8    Repurchase of Securities upon Change of
                 Control....................................................39
  SECTION 4.9    Limitation on Asset Sales..................................41
  SECTION 4.10   Corporate Existence........................................44
  SECTION 4.11   Payment of Taxes and Other Claims..........................45
  SECTION 4.12   Notice of Defaults and Other Events........................45
  SECTION 4.13   Maintenance of Properties and



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                 Insurance..................................................45
  SECTION 4.14   Compliance Certificates....................................46
  SECTION 4.15   Commission Reports and Reports to
                 Holders....................................................47
  SECTION 4.16   Waiver of Stay, Extension or Usury
                 Laws.......................................................47
  SECTION 4.17   Trustee Not Liable.........................................47

ARTICLE 5.  Successor Corporation...........................................48
  SECTION 5.1    When Holdings May Merge, Etc...............................48
  SECTION 5.2    Successor Corporation Substituted..........................49

ARTICLE 6.  Default and Remedies............................................50
  SECTION 6.1    Events of Default..........................................50
  SECTION 6.2    Acceleration...............................................51
  SECTION 6.3    Other Remedies.............................................52
  SECTION 6.4    Waiver of Past Defaults....................................52
  SECTION 6.5    Control by Majority........................................53
  SECTION 6.6    Limitation on Suits........................................53
  SECTION 6.7    Rights of Holders to Receive Payment.......................54
  SECTION 6.8    Collection Suit by Trustee.................................54
  SECTION 6.9    Trustee May File Proofs of Claim...........................54
  SECTION 6.10   Priorities.................................................55
  SECTION 6.11   Undertaking for Costs......................................55
  SECTION 6.12   Restoration of Rights and Remedies.........................55
  SECTION 6.13   Rights and Remedies Cumulative.............................56
  SECTION 6.14   Delay or Omission Not Waiver...............................56

ARTICLE 7.  Trustee.........................................................56
  SECTION 7.1    Rights of Trustee..........................................56
  SECTION 7.2    Individual Rights of Trustee...............................57
  SECTION 7.3    Trustee's Disclaimer.......................................57
  SECTION 7.4    Notice of Default..........................................57
  SECTION 7.5    Reports by Trustee to Holders..............................58
  SECTION 7.6    Compensation and Indemnity.................................58
  SECTION 7.7    Replacement of Trustee.....................................58
  SECTION 7.8    Successor Trustee by Merger, Etc...........................59
  SECTION 7.9    Eligibility................................................60
  SECTION 7.10   Money Held in Trust........................................60

ARTICLE 8.  Discharge of Indenture..........................................60
  SECTION 8.1    Termination of Holdings' Obligations.......................60
  SECTION 8.2    Defeasance and Discharge of Indenture......................61
  SECTION 8.3    Defeasance of Certain Obligations..........................64
  SECTION 8.4    Application of Trust Money.................................66
  SECTION 8.5    Repayment to Holdings......................................66
  SECTION 8.6    Reinstatement..............................................67

ARTICLE 9.  Amendments, Supplements and Waivers.............................67
  SECTION 9.1    Without Consent of Holders.................................67
  SECTION 9.2    With Consent of Holders....................................68
  SECTION 9.3    Revocation and Effect of Consent...........................69
  SECTION 9.4    Notation on or Exchange of Securities......................70
  SECTION 9.5    Trustee to Sign Amendments, Etc............................70
  SECTION 9.6    Conformity with Trust Indenture Act........................70



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ARTICLE 10.  Subordination of Securities....................................70
  SECTION 10.1   Securities Subordinated to Senior
                 Indebtedness of Holdings or the
                 Successor Corporation......................................70
  SECTION 10.2   No Payment on Securities in Certain
                 Circumstances..............................................71
  SECTION 10.3   Payment over of Proceeds upon
                 Dissolution, Etc...........................................72
  SECTION 10.4   Subrogation................................................75
  SECTION 10.5   Obligations of Holdings and the
                 Successor Corporation Unconditional........................75
  SECTION 10.6   Notice to Trustee..........................................76
  SECTION 10.7   Reliance of Judicial Order or
                 Certificate of Liquidating Agent...........................77
  SECTION 10.8   Trustee's Relation to Senior
                 Indebtedness...............................................77
  SECTION 10.9   Subordination Rights Not Impaired by
                 Acts or Omissions of Holdings or the
                 Successor Corporation or Holders of
                 Senior Indebtedness........................................77
  SECTION 10.10  Holders Authorize Trustee to Effectuate
                 Subordination of Securities................................78
  SECTION 10.11  Not to Prevent Events of Default...........................78
  SECTION 10.12  Trustee's Compensation Not Prejudiced......................78
  SECTION 10.13  No Waiver of Subordination Provisions......................78
  SECTION 10.14  Payments May Be Paid Prior to
                 Dissolution................................................79

ARTICLE 11.  Miscellaneous..................................................79
  SECTION 11.1   Trust Indenture Act of 1939................................79
  SECTION 11.2   Notices....................................................79
  SECTION 11.3   Certificate and Opinion as to
                 Conditions Precedent.......................................80
  SECTION 11.4   Statements Required in Certificate or
                 Opinion....................................................80
  SECTION 11.5   Rules by Trustee, Paying Agent or
                 Registrar..................................................81
  SECTION 11.6   Payment Date Other Than a Business Day.....................81
  SECTION 11.7   Governing Law..............................................81
  SECTION 11.8   No Adverse Interpretation of Other
                 Agreements.................................................81
  SECTION 11.9   No Recourse Against Others.................................81
  SECTION 11.10  Successors.................................................82
  SECTION 11.11  Duplicate Originals........................................82
  SECTION 11.12  Separability...............................................82
  SECTION 11.13  Table of Contents, Headings, Etc...........................82

                  INDENTURE, dated as of July 22, 1996, among Silgan Holdings Inc., a Delaware corporation, as Issuer ("Holdings"), and Fleet National Bank, a national banking association, as Trustee (the "Trustee").

                              RECITALS OF HOLDINGS

                  Holdings has duly authorized the execution and delivery of this Indenture in connection with the issuance of Holdings' Subordinated Debentures due 2006 (the "Securities") in exchange for shares of Holdings' 13-1/4% Cumulative Exchangeable Redeemable Preferred Stock (the "Exchangeable Preferred Stock"), which Securities will be in an aggregate principal amount equal to the aggregate liquidation preference of, and accrued but unpaid dividends on, such Preferred Stock on the Closing Date and will be issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of Holdings, in accordance with its terms, have been done, and Holdings has done all things necessary to make the Securities, when executed by Holdings and authenticated and delivered by the Trustee hereunder and duly issued by Holdings, the valid obligations of Holdings as hereinafter provided.

                  This Indenture is subject, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

                  For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                   ARTICLE 1.

                  Definitions and Incorporation by Reference

                  SECTION 1.1  Definitions.

                  "Acceleration Notice" has the meaning provided in Section 6.2 of this Indenture.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of any Person and its consolidated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of such Person (other than a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any




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of its Subsidiaries by such other Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.4 of this Indenture (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such other Person or any of its Subsidiaries; (iii) the net income (or loss) of any Subsidiary of any Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) any amounts paid or accrued as dividends on preferred stock of such Person or preferred stock of any Subsidiary of such Person; and (vi) all extraordinary gains and extraordinary losses; provided that, solely for the purposes of calculating the Interest Coverage Ratio (and in such case, except to the extent includible pursuant to clause (i) above), "Adjusted Consolidated Net Income" of Holdings shall include the amount of all cash dividends received by Holdings or any Subsidiary of Holdings from an Unrestricted Subsidiary.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, neither the Bank Agent nor any Bank nor any affiliate of any of them shall be deemed to be an Affiliate of Holdings or any Subsidiary of Holdings.

                  "Agent" means any Registrar, Paying Agent, authenticating agent or co-registrar.

                  "Asset Acquisition" means (i) an investment by Holdings or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of Holdings or any of its Subsidiaries or shall be merged into or consolidated with Holdings or any of its Subsidiaries or (ii) an acquisition by Holdings or any of its Subsidiaries of the property and assets of any Person other than Holdings or any of its Subsidiaries that constitute substantially all of an operating unit or business of such Person.

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                  "Asset  Disposition"  means the sale or other  disposition  by
Holdings or any of its Subsidiaries (other than to Holdings or another Subsidiary of Holdings) of (i) all or substantially all of the capital stock of any Subsidiary of Holdings or (ii) all or substantially all of the property and assets that constitute an operating unit or business of Holdings or any of its Subsidiaries.

                  "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by such Person or any of its Subsidiaries to any Person other than Holdings or any of its Subsidiaries of (i) all or any of the capital stock of any Subsidiary of such Person, (ii) all or substantially all of the property and assets of an operating unit or business of such Person or any of its Subsidiaries or (iii) any other property and assets of such Person or any of its Subsidiaries outside the ordinary course of business of such Person or such Subsidiary and, in each case, that is not governed by the provisions of Article 5 of this Indenture; provided that sales or other dispositions of inventory, receivables and other current assets shall not be included within the meaning of such term.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(B) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bank Agent" means Bankers Trust Company, as co-arranger and administrative agent for the Banks pursuant to the Silgan Credit Agreement, and any successor or successors thereto.

                  "Banks" means the lenders who are from time to time parties to the Silgan Credit Agreement.

                  "Board of Directors" means the Board of Directors of Holdings (or any successor to Holdings) or any committee of such Board of Directors duly authorized to act under this Indenture.

                  "Board Resolution" means a copy of a resolution, certified by the Secretary or an Assistant Secretary of Holdings to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

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                  "capital stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock of such Person, including, without limitation, all common stock and preferred stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

                  "Change of Control" means such time as (i) (A) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than MSLEF II, D. Greg Horrigan, R. Philip Silver and their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total voting power of the then outstanding Voting Stock of Holdings and (B) MSLEF II, D. Greg Horrigan, R. Philip Silver and their respective Affiliates beneficially own, directly or indirectly, less than 25% of the total voting power of the then outstanding Voting Stock of Holdings; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by Holdings' shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) Holdings shall not beneficially own, directly or indirectly, at least a majority of the issued and outstanding Voting Stock of Silgan other than as a result of a Holdings Merger.

                  "Change of Control Offer" has the meaning  provided in Section
4.8 of this Indenture.

                  "Change  of  Control  Payment"  has the  meaning  provided  in
Section 4.8 of this Indenture.

                  "Change of Control  Payment Date" has the meaning  provided in
Section 4.8 of this Indenture.

                  "Closing Date" means the date on which the Securities are originally issued under this Indenture in exchange for all of the Exchangeable Preferred Stock in accordance with the terms of the Exchangeable Preferred Stock.

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                  "Commission" means the Securities and Exchange Commission,  as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "common stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of common stock of such Person, including, without limitation, all series and classes of such common stock.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (iv) depreciation expense, (v) amortization expense and (vi) all other noncash items reducing Adjusted Consolidated Net Income, less all noncash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; provided that, if a Person has any Subsidiary that is not a Wholly Owned Subsidiary of such Person, Consolidated EBITDA of such Person shall be reduced by an amount equal to (A) the Adjusted Consolidated Net Income of such Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by such Person or any Subsidiary of such Person divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and the net costs associated with Interest Rate Agreements) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by such Person during such period; excluding, however, (i) any amount of such interest of any Subsidiary of such Person if the net income (or loss) of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income (or loss) of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof), (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the

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Refinancing and (iii) amortization of any other deferred financing costs, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Tangible Assets" means the total amount of assets of Holdings and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of Holdings and its consolidated Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available consolidated balance sheet of Holdings and its consolidated Subsidiaries prepared in conformity with GAAP.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available consolidated balance sheet of Holdings and its consolidated Subsidiaries (which shall be as of a date not more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of capital stock of Holdings or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Containers" means Silgan Containers Corporation, a Delaware corporation and an indirectly Wholly Owned Subsidiary of Holdings.

                  "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 111 Westminster Street, Mail Code 199, Providence, RI 02903,
Attention: Corporate Trust Administration.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Holdings or any of its Subsidiaries against fluctuations in currency values to or under which Holdings or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

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                  "Designated Senior  Indebtedness" means (i) Indebtedness under the Silgan Credit Agreement,  including refinancings thereof, and (ii) any other
Indebtedness   constituting   Senior   Indebtedness   that,   at  any   date  of
determination, has an aggregate principal amount of at least $50 million and is specifically designated by Holdings or the Successor Corporation in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

                  "Discount Debentures" means Holdings' 13-1/4% Senior Discount Debentures due 2002.

                  "Event of Default" has the meaning provided in Section 6.1 of this Indenture.

                  "Excess Proceeds" has the meaning provided in Section 4.9 of this Indenture.

                  "Excess  Proceeds  Offer" has the meaning  provided in Section
4.9 of this Indenture.

                  "Excess Proceeds  Payment" has the meaning provided in Section
4.9 of this Indenture.

                  "Excess  Proceeds  Payment  Date" has the meaning  provided in
Section 4.9 of this Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of Holdings audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that calculations made for purposes of determining compliance with the terms of the covenants set forth In Article 4 and Article 5 and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the Refinancing, and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay or advance or supply funds for the purchase or payment of such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" or "Securityholder" means the registered holder of any Security.

                  "Holdings" means the party named as such in this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "Holdings   Merger"  means  the  merger  or  consolidation  of
Holdings and Silgan or either of their successors.

                  "Holdings Organization Agreement" means the Amended and Restated Organization Agreement dated as of December 21, 1993, among Holdings,
R. Philip Silver, D. Greg Horrigan, MSLEF II, Bankers Trust New York Corporation and First Plaza Group Trust.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) all obligations of such Person in respect of borrowed money under the Silgan Credit Agreement, the Silgan Notes, the Discount Debentures and any Guarantees thereof and (ix) to the extent not otherwise included in this definition, all obligations of such Person under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and, in clarification of this definition, any unused commitment under the Silgan Credit Agreement or any other agreement relating to Indebtedness shall not be treated as outstanding.

                  "Indenture" means this Indenture as originally  executed or as it may be amended or  supplemented  from time to time by one or more  indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

                  "Interest Coverage Ratio" means, with respect to any Person on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial
information  in  respect  thereof  is  available   immediately   prior  to  such
Transaction Date to (ii) the aggregate Consolidated Interest Expense of such Person during such four fiscal quarters. In making the foregoing calculation,
(A) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the four-fiscal-quarter period referred to in clause (i) and prior to the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement) to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement on the last day of such period), (2) any Indebtedness Incurred during such period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such four-fiscal-quarter period and after giving effect to the application of the proceeds thereof; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of

12 months) had been the applicable rate for the entire period; (C) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such four-fiscal-quarter period or thereafter but which is not outstanding or which is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B)) during such four-fiscal-quarter period under a revolving credit or similar arrangement) to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) on the Transaction Date; (D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during such four-fiscal-quarter period or thereafter and prior to the Transaction Date (including any Asset Acquisition to be made with the Indebtedness Incurred pursuant to clause (i) above) as if they had occurred on the first day of such four-fiscal-quarter period; (E) with respect to any such four-fiscal-quarter period commencing prior to the Refinancing, the Refinancing shall be deemed to have taken place on the first day of such period; and (F) pro forma effect shall be given to asset dispositions and asset acquisitions that have been made by any Person that has become a Subsidiary of Holdings or has been merged with or into Holdings or any Subsidiary of Holdings during the four-fiscal-quarter period referred to above or subsequent to such period and prior to the Transaction Date and that would have been Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary of Holdings as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such period.

                  "Interest Payment Date" means each semiannual interest payment date on January 15 and July 15 of each year, commencing with the first such date to occur after the Closing Date.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect Holdings or any of its Subsidiaries against fluctuations in interest rates to or under which Holdings or any of its Subsidiaries is a party or a beneficiary or becomes a party or a beneficiary thereafter.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor internal revenue code.

                  "Investment" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, any other Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.4 of this Indenture, (i) "Investment" shall include the fair market value of the net assets of any Subsidiary of Holdings at the time that such Subsidiary of Holdings is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Subsidiary of Holdings and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Management Agreements" means the amended and restated management services agreements each dated as of December 21, 1993, between S&H and Holdings, S&H and Silgan, S&H and Containers and S&H and Plastics, as the same may be further amended.

                  "MSLEF II" means The Morgan Stanley  Leveraged Equity Fund II,
L. P., a Delaware limited partnership.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Holdings or any Subsidiary of Holdings) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale computed without regard to the consolidated results of operations of Holdings and its Subsidiaries, taken as whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by Holdings or any Subsidiary of Holdings as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

                  "Officer" means, with respect to Holdings, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

                  "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e).

                  "Opinion of Counsel" means a written opinion signed by legal counsel who is acceptable to the Trustee. Such counsel may be an employee of (except for purposes of Opinions of Counsel delivered pursuant to Article 8 of this Indenture) or counsel for Holdings or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

                  "Paying Agent" has the meaning provided in Section 2.3, except that, for the purposes of Article 8, the Paying Agent shall not be Holdings or a Subsidiary of Holdings or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

                  "Payment Blockage Period" has the meaning set forth in Section
10.2 of this Indenture.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization including a government or political subdivision or an agency or instrumentality thereof.

                  "Plastics" means Silgan Plastics Corporation, a Delaware corporation and an indirectly Wholly Owned Subsidiary of Holdings.

                  "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person, including, without limitation, the Exchangeable Preferred Stock.

                  "principal" of a debt security, including the Securities, means the principal amount due on the Stated Maturity as shown on such debt security.

                  "Redeemable Stock" means any class or series of capital stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of capital stock at any time prior to the

Stated Maturity of the Securities or (iii) convertible into or exchangeable for capital stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any capital stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require Holdings to repurchase or redeem such capital stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provision applicable to such capital stock is no more favorable to the holders of such capital stock than the provisions contained in Sections 4.8 and 4.9 of this Indenture and such capital stock specifically provides that Holdings will not repurchase or redeem any such capital stock pursuant to such provisions prior to Holdings' repurchase of Securities required to be repurchased by Holdings under Sections 4.8 and 4.9 of this Indenture.

                  "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

                  "Refinancing" means, collectively, (i) the original issuance of the Exchangeable Preferred Stock on the date hereof and the use of the proceeds therefrom and (ii) the incurrence of $125 million of additional B term loans in July 1996 and $17.4 million of working capital loans in June 1996 under the Silgan Credit Agreement and the use of such proceeds to redeem a portion of the Discount Debentures.

                  "Registrar" has the meaning provided in Section 2.3 of this Indenture.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not January 1 or July 1 is a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee in its Corporate Trust Office or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payments" has the meaning specified in Section 4.4 of this Indenture.

                  "Restricted Subsidiary" means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

                  "S&H" means S&H, Inc., a company wholly owned by D. Greg Horrigan and R. Philip Silver.

                  "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

                  "Security Register" has the meaning provided in Section 2.3 of this Indenture.

                  "Senior Indebtedness" means the following obligations of Holdings or a Successor Corporation: (i) all Indebtedness and other monetary obligations of Holdings or a Successor Corporation under (or in respect of) the Silgan Credit Agreement, the Discount Debentures and, in the event of a Holdings Merger or similar transaction, the Silgan Notes (including any agreement pursuant to which the Silgan Notes or the Discount Debentures were issued), any Interest Rate Agreement or any Currency Agreement, (ii) all other Indebtedness of Holdings or a Successor Corporation (other than Indebtedness evidenced by the Securities), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Securities and (iii) all fees, expenses and indemnities payable in connection with the Silgan Credit Agreement, the Silgan Notes (including any agreement pursuant to which the Silgan Notes are issued) and, if applicable, Currency Agreements and Interest Rate Agreements; provided that the term "Senior Indebtedness" shall not include (A) any Indebtedness of Holdings or a Successor Corporation that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to Holdings or a Successor Corporation,
(B) any Indebtedness of Holdings or a Successor Corporation to a Subsidiary of Holdings or a Successor Corporation or to a joint venture in which Holdings or a Successor Corporation has an interest, (C) any Indebtedness of Holdings or a Successor Corporation (other than such Indebtedness already described in clause
(i)  above) of the type  described  in clause  (ii) above and not  permitted  by
Section 4.3 of this Indenture, (D) any repurchase, redemption or other obligation in respect of Redeemable Stock, (E) any Indebtedness to any employee or officer of Holdings or a Successor Corporation or any of its Subsidiaries,
(F) any liability for federal, state, local or other taxes owed or owing by Holdings or a Successor Corporation or (G) any Trade Payables. "Senior Indebtedness" will also include interest accruing subsequent to events of bankruptcy of Holdings or a Successor Corporation and its Subsidiaries at the rate provided for in the document governing such Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

                  "Shareholder Subordinated Notes" has the same meaning given such term in the Silgan Credit Agreement (including the exhibits thereto) as in effect on the Closing Date.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of Holdings that, together with its Subsidiaries, (i) for the most recent fiscal year of Holdings, accounted for more than 10% of the consolidated revenues of Holdings or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Holdings, all as set forth on the most recently available consolidated financial statements of Holdings and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

                  "Silgan" means Silgan Corporation, a Delaware corporation and a Wholly Owned Subsidiary of Holdings.

                  "Silgan Credit Agreement" means the Credit Agreement, dated as of August 1, 1995, as amended, among Silgan, Containers, Plastics, the Banks party thereto and the Bank Agent and Bank of America Illinois, as co-arranger and as documentation agent, together with the related documents thereof (including without limitation any Guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Silgan whose obligations are Guaranteed by Silgan thereunder and who are included as additional borrowers thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement; provided that, with respect to any agreement providing for the refinancing of Indebtedness under the Silgan Credit Agreement, such agreement shall only be the Silgan Credit Agreement under the Indenture if a notice to that effect is delivered by Holdings or Silgan to the Trustee and there shall be at any time only one debt instrument that is the Silgan Credit Agreement under the Indenture.

                  "Silgan Indebtedness" means any of the following  Indebtedness of Silgan and/or any of its Subsidiaries: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed the sum of (a) the aggregate outstanding Indebtedness and unutilized commitments under the Silgan Credit Agreement on the date of the original issuance of the Exchangeable Preferred Stock plus (b) an aggregate amount not to exceed $200 million outstanding at any time; (ii) Indebtedness issued in exchange for or the net proceeds of which are used directly or indirectly to refinance, redeem or repurchase all (but not less than all) of the outstanding Securities; (iii) $150 million outstanding at any time of Capitalized Lease Obligations; (iv) Indebtedness in respect of letters of credit (other than letters of credit issued pursuant to the Silgan Credit Agreement) in an aggregate amount not to exceed $30 million outstanding at any time; (v) Indebtedness in an aggregate amount not to exceed $50 million outstanding at any time; provided that such Indebtedness (a) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities at least to the extent that the Securities are subordinated to Senior Indebtedness,
(b) does permit or require  payments of interest in cash prior to July 15, 2000,
(c) does not mature prior to July 15, 2006, (d) the Average Life of such Indebtedness (determined as of the date of Incurrence of such Indebtedness) is greater than the remaining Average Life of the Securities, and (e) by its terms or by the terms of any agreement or instrument pursuant to which such
Indebtedness  is  issued,  provides  that  no  payments  of  principal  of  such
Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Silgan (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset sale" or "change of control" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in Sections 4.8 and 4.9 of this Indenture and such Indebtedness specifically provides that Silgan will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Silgan's repurchase of the Securities required to be repurchased by Silgan under Sections 4.8 and 4.9 of this Indenture at any time prior to July 15, 2006; and (vi) any Indebtedness of Silgan or any of its Subsidiaries that is permitted to be Incurred under the Silgan Notes Indenture as in effect on the date hereof (other than under clauses (i), (ix) and (x) of the second paragraph of part (a) of Section 4.03 of the Silgan Notes Indenture (which clauses are similar to clauses (i), (iv) and (v) above other than the dollar amounts)).

                  "Silgan Notes" means Silgan's 11-3/4% Senior Subordinated Notes that mature on June 15, 2002.

                  "Stated Maturity" means, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

                  "Stock Based Plan" means any stock option plan, stock appreciation rights plan or other similar plan or agreement of Holdings or any Subsidiary of Holdings relating to capital stock of Holdings or any Subsidiary of Holdings established and in effect from time to time, including, without limitation, the Holdings Organization Agreement or any stock option plan, stock appreciation rights plan or other similar plan or agreement for the benefit of employees of Holdings and its Subsidiaries.

                  "Subordinated Obligations" means any principal of, premium, if any, or interest on the Securities payable pursuant to the terms of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, or interest on the Securities.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by Holdings or any one or more other Subsidiaries of Holdings, or by such Person and one or more other Subsidiaries of such Person; provided that, except as the term "Subsidiary" is used in the definition of "Unrestricted Subsidiary" described below, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of Holdings.

                  "Successor Corporation" means (i) the surviving entity of any Holdings Merger, (ii) Silgan, upon the assumption by Silgan of the liabilities of Holdings represented by the Securities or (iii) any successor corporation to Silgan that becomes the successor obligor on the Securities, whether by merger, consolidation, sale of assets, assumption of liabilities or otherwise.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time (15 U.S. Code ss.ss. 77aaa-77bbb).

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by Holdings or any of its Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 of this Indenture and thereafter means such successor.

                  "United States Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted

Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.4 of this Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary of Holdings; provided that immediately after giving effect to such designation (1) Holdings could Incur $1.00 of additional Indebtedness under the first paragraph in part (a) of Section 4.3 of this Indenture and (2) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing promptly with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  "Voting Stock" means, with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.

                  "Wholly Owned Subsidiary" means, (i) with respect to Silgan and Holdings, Plastics and Containers, and (ii) with respect to any Person, any Subsidiary of such Person if all of the common stock or other similar equity ownership interests (but not including preferred stock) in such Subsidiary

(other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

                  SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Holder or a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means Holdings or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION  1.3  Rules  of   Construction.   Unless  the  context
otherwise requires:

                   (i) a term has the meaning assigned to it;

                   (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                   (iii) "or" is not exclusive;

                   (iv) words in the singular include the plural, and words in the plural include the singular;

                   (v) provisions apply to successive events and transactions;

                   (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                   (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above; and

                   (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                   ARTICLE 2.

                                 The Securities

                  SECTION 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which Holdings is subject or usage. Holdings shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  The definitive Securities shall be printed, lithographed, engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

                  SECTION 2.2 Execution, Authentication and Denominations. Two Officers shall execute the Securities for Holdings by facsimile or manual signature in the name and on behalf of Holdings. The seal of Holdings shall be reproduced on the Securities.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee or an authenticating agent shall authenticate for original issue on the Closing Date Securities in the aggregate principal amount equal to the aggregate liquidation preference of, and accrued but unpaid dividends on, the Exchangeable Preferred Stock on the Closing Date, upon a written order set forth in an Officers' Certificate. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

                  The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with Holdings or an Affiliate of Holdings.

                  The Securities shall be issuable only in fully registered form without coupons, and only in denominations of $1.00 in original principal amount and integral multiples thereof.

                  SECTION 2.3 Registrar and Paying Agent. Holdings shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon Holdings in respect of the Securities and this Indenture may be served. Holdings shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). Holdings may have one or more co-registrars and one or more additional Paying Agents.

                  Holdings may enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. Holdings shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If Holdings fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. Holdings may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by Holdings and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. Holdings, any Subsidiary of Holdings, or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

                  Holdings initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

                  SECTION 2.4 Paying Agent to Hold Money in Trust. Not later than each due date of the principal, premium, if any, and interest on any Securities, Holdings shall deposit with the Paying Agent money sufficient to pay such principal, premium, if any, and interest so becoming due (or, in the case of interest, on or prior to July 15, 2000, Securities, executed and authenticated in accordance herewith, in a principal amount equal to the interest so becoming due, if Holdings has elected to pay such interest in additional Securities). Holdings shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money (or Securities, as the case may be) held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money (or Securities, as the case may be) has been paid to it by Holdings or any other obligor on the Securities), and such Paying Agent shall promptly notify the Trustee of any default by Holdings (or any other obligor on the Securities) in making any such payment. Holdings at any time may require a Paying Agent to pay all money (or Securities, as the case may be) held by it to the Trustee and account for any funds (or Securities, as the case may be) disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money (or Securities, as the case may be) held by it to the Trustee and to account for any funds (or Securities, as the case may be) disbursed. Upon doing so, the Paying Agent shall have no further liability for the money (or Securities, as the case may be) so paid over to the Trustee. If Holdings or any Subsidiary of Holdings or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum (or Securities, as the case may be) sufficient to pay such principal, premium, if any, or interest so becoming due until such sums (or Securities, as the case may be) shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

                  SECTION 2.5 Transfer and Exchange. When Securities are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, Holdings shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Securities, but Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.8, 3.8 or 9.4 of this Indenture).

                  The Registrar need not register the transfer or exchange of Securities for a period of 15 days before a selection of Securities to be redeemed.

                  SECTION 2.6 Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder certifies that the Security has been lost, destroyed or wrongfully taken, Holdings shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount. If required by the Trustee or Holdings, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and Holdings to protect Holdings, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. Holdings may charge such Holder for its expenses in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, Holdings in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of Holdings and shall be entitled to the benefits of this Indenture.

                  SECTION 2.7 Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.7 as not outstanding. A Security does not cease to be outstanding because Holdings or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.6, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent (other than Holdings or an Affiliate of Holdings) holds on a maturity date money sufficient to pay the principal amount of, premium, if any, and interest on, any Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

                  SECTION 2.8 Temporary Securities. Until definitive Securities are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. Without unreasonable delay, Holdings shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.9 Cancellation. Holdings at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation, shall destroy them in accordance with its normal procedure and shall notify the Registrar of the same. Holdings may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

                  SECTION 2.10 CUSIP Numbers. Holdings in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                  SECTION 2.11 Defaulted Interest. If Holdings defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds, or, on or prior to July 15, 2000, Securities, if Holdings has elected to pay such interest in additional Securities, sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by Holdings for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, Holdings shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.


                                   ARTICLE 3.

                                   Redemption

                  SECTION 3.1 Right of Redemption.

                           (a) Except as otherwise  provided in Sections 3.1(b),
4.8 and 4.9 of this Indenture, the Securities may be redeemed at any time on or after July 15, 2000, at Holdings' option, in whole or in part, at the Redemption Prices specified in the form of the Securities annexed hereto as Exhibit A, plus an amount in cash equal to all accumulated and unpaid interest thereon to the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date.

                           (b)  On or prior to July 15, 2000, Holdings or a
Successor Corporation may redeem all (but not less than all) outstanding Securities, at a Redemption Price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date, out of the net proceeds of any sale of its common stock, provided that such redemption occurs within 180 days after consummation of such sale.

                  SECTION 3.2 Notices to Trustee. If Holdings elects to redeem Securities pursuant to Section 3.1, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                  Holdings  shall give each notice  provided for in this Section
3.2 in an Officers' Certificate and shall furnish to the Trustee an Opinion of Counsel as required by Section 11.3(ii) at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

                  SECTION 3.3 Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Securities of $1.00 in original principal amount shall be redeemed in part; and provided further that, if the selection of the Securities for redemption is required to comply with the requirements of any national securities exchange on which the Securities are listed, the Trustee shall be entitled to rely on Holdings' written instructions regarding such requirements of any such national securities exchange, and, in the absence of such instructions, shall be entitled to assume that no such requirements are applicable to such redemption.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1.00 in original principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1.00 in original principal amount or any integral multiple thereof) of the principal of Securities that have denominations larger than $1.00 in original principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify Holdings and any Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

                  SECTION 3.4 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, Holdings shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                   (i) the Redemption Date;

                   (ii) the Redemption Price;

                   (iii) the name and address of the Paying Agent;

                   (iv)  that   Securities   called  for   redemption   must  be
         surrendered  to the  Paying  Agent in order to collect  the  Redemption
         Price;

                   (v) that, unless Holdings defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest, if any, to the Redemption Date upon surrender of the Securities to the Paying Agent;

                   (vi) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $1.00 in original principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

                   (vii) that, if any Security contains a CUSIP number as provided in Section 2.10 of this Indenture, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

                  At Holdings' request, the Trustee shall give the notice of redemption in the name and at the expense of Holdings. If, however, Holdings gives such notice to the Holders, Holdings shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

                  SECTION 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

                  Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

                  SECTION 3.6 Deposit of Redemption Price. On or prior to any Redemption Date, Holdings shall deposit with the Paying Agent (or, if Holdings is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.4 of this Indenture) money sufficient to pay the Redemption Price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by Holdings to the Trustee for cancellation.

                  SECTION 3.7 Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest, if any, to such Redemption Date, and on and after such date (unless Holdings shall default in the payment of such Securities at the Redemption Price and accrued interest, if any, to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by Holdings at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

                  SECTION 3.8 Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

                                   ARTICLE 4.

                                    Covenants

                  SECTION 4.1 Payment of Securities. Holdings shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than Holdings, a Subsidiary of Holdings, or any Affiliate of any of them) holds on that date money (or Securities, as the case may be) designated for and sufficient to pay the installment. If Holdings, any Subsidiary of Holdings or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.4 of this Indenture.

                  Holdings shall pay interest on overdue principal, premium, if any, and overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

                  SECTION 4.2 Maintenance of Office or Agency. Holdings will maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon Holdings in respect of the Securities and this Indenture may be served. Holdings will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2 of this Indenture.

                  Holdings may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. Holdings will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  Holdings hereby initially designates the office of the Trustee, Fleet National Bank, Corporate Trust Department, 14 Wall Street, 8th Floor, Window Number 2, New York, New York 10005 as such office of Holdings in accordance with Section 2.3 of this Indenture.

                  SECTION 4.3 Limitation on Indebtedness. (a) So long as any of the Securities are outstanding, Holdings shall not, and shall not permit any Subsidiary (other than Silgan and its Subsidiaries) to, Incur any Indebtedness (other than the Securities (including any Securities issued in payment of interest) and Indebtedness existing on the date the Securities are issued) unless after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Holdings would be greater than 1.75:1.

         Notwithstanding the foregoing, Holdings and its Subsidiaries (other than Silgan and its Subsidiaries) may Incur each and all of the following:

                   (i) Indebtedness in an aggregate principal amount not to exceed $100 million outstanding at any time;

                   (ii) Indebtedness to Holdings or any Restricted Subsidiary;

                   (iii)  Indebtedness  issued  in  exchange  for,  or  the  net proceeds of which are used to exchange, refinance or refund, outstanding Indebtedness, other than Indebtedness Incurred under clauses (i) and (viii) and any refinancings thereof, in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount exchanged, refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to exchange, refinance or refund the Securities or other Indebtedness that is subordinated in right of payment to the Securities shall only be permitted under this clause (iii) if: (A) in case the Securities are exchanged, refinanced or refunded in part, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities, (B) in case the Indebtedness to be exchanged, refinanced or refunded is subordinated in right of payment to the Securities, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities at least to the extent that the Indebtedness to be exchanged, refinanced or refunded is subordinated in right of payment to the Securities and
         (C) in case the Securities are exchanged, refinanced or refunded in part or the Indebtedness to be exchanged, refinanced or refunded is subordinated in right of payment to the Securities, such Indebtedness determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness being refinanced, and the Average Life of such Indebtedness is at least equal to the remaining Average Life of the Indebtedness being refinanced; and provided further that in no event may Indebtedness of Holdings that is pari passu with, or subordinated in right of payment to, the Securities be exchanged, refinanced or refunded by means of Indebtedness of any Subsidiary of Holdings pursuant to this clause (iii);

                   (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, Silgan Indebtedness; provided that (A) the principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, the original issue price) of such new Indebtedness shall not exceed the principal amount of Silgan Indebtedness exchanged, refinanced or refunded (plus premiums, if any, accrued interest, fees and expenses) and (B) the Average Life of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is at least equal to the remaining Average Life of the Indebtedness being refinanced;

                   (v) Indebtedness Incurred in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of capital stock of Holdings, Silgan or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such shares of capital stock, options, related rights or similar securities were issued; provided that (A) such Indebtedness (other than any Shareholder Subordinated Notes, which must be pari passu with, or subordinated in right of payment to, the Securities), by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities at least to the extent that the Securities are subordinated in right of payment to Senior Indebtedness in the event of a Holdings Merger, (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Holdings (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset sale" or a "change of control" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in Sections 4.8 and 4.9 of this Indenture and such and such Indebtedness specifically provides that Holdings will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Holdings' repurchase of the Securities required to be repurchased by Holdings under Sections 4.8 and 4.9 of this Indenture at any time prior to the Stated Maturity of the Securities and (C) the scheduled maturity of all principal of such Indebtedness is beyond the Stated Maturity of the Securities;

                   (vi)   Guarantees  of   Indebtedness   of  Silgan  and  other
         Restricted Subsidiaries under the Silgan Credit Agreement;

                   (vii)  Indebtedness  (A) in  respect  of  performance  bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business, (B) under (or in respect of) Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of Holdings and its Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar options, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of Holdings, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary of Holdings for the purpose of financing such acquisition; and

                   (viii) unsecured Indebtedness of Holdings; provided that such Indebtedness, (A) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities at least to the extent that the Securities are subordinated in right of payment to Senior Indebtedness in the event of a Holdings Merger, (B) determined as of the date of Incurrence of such Indebtedness, does not mature prior to the Stated Maturity of the Securities, and the Average Life of such Indebtedness is greater than the remaining Average Life of the Securities, (C) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Holdings (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" or an "asset sale" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in Sections
         4.8 and 4.9 of this Indenture and such Indebtedness specifically provides that Holdings will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Holdings' repurchase of the Securities required to be repurchased by Holdings under Sections 4.8 and 4.9 of this Indenture at any time prior to the Stated Maturity of the Securities and (D) by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is not scheduled to pay interest in cash prior to the first date on which interest on the Securities is required to be paid in cash.

                   (b)  So  long  as  any of  the  Securities  are  outstanding,
Holdings shall not permit Silgan or any Subsidiary of Silgan to Incur any Indebtedness unless (i) after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Silgan would be greater than 1.75:l or (ii) such Indebtedness so Incurred by Silgan or such Subsidiary of Silgan constitutes Silgan Indebtedness; provided, however, that any Indebtedness so Incurred pursuant to clause (i) or (ii) above may not prohibit the payment of dividends to Holdings (but any such Indebtedness may condition such payments on the absence of any defaults or events of default thereunder and on compliance with financial tests) in amounts sufficient to make mandatory interest and principal payments due on the Securities at the times and in the amount due and payable; and provided further, however, that in the event the Securities become obligations of a Successor Corporation, nothing in this part (b) shall prohibit the Successor Corporation from assuming or otherwise becoming liable for existing Indebtedness of Holdings or its Subsidiaries.

                   (c)  Notwithstanding any other provision of this Section 4.3,
(i) the maximum amount of Indebtedness that Holdings, Silgan or any of their respective Subsidiaries may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies, (ii) solely for purposes of calculating the amount of Indebtedness outstanding at any time under this Section 4.3, all Indebtedness of Holdings, Silgan or any of their respective Subsidiaries outstanding on the Closing Date shall be considered to be outstanding and (iii) Holdings shall not Incur any Indebtedness that is expressly subordinated to any other Indebtedness of Holdings unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is also expressly made subordinate to the Securities at least to the extent that it is subordinated to such other Indebtedness.

                   (d) For purposes of determining any particular amount of Indebtedness under this Section 4.3, Guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.3, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Holdings, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

                   (e)  Notwithstanding  any of the  foregoing,  nothing in this
Section 4.3 shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Securities. Immediately upon the occurrence of an event specified in clause (i), (ii) or
(iii) in this Section 4.3(e), Section 4.3(a) of this Indenture and this Section 4.3(e) (other than clause (i)) shall be of no further force and effect, and all references to Silgan in Section 4.3(b) of this Indenture shall refer to the Successor Corporation.

                   SECTION 4.4 Limitation on Restricted Payments. So long as any of the Securities are outstanding, Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its capital stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's capital stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of capital stock) held by Persons other than Holdings or another Restricted Subsidiary, (ii) purchase, redeem, retire or otherwise acquire for value, any shares of capital stock of Holdings, any Restricted Subsidiary or any Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of capital stock) held by Persons other than Holdings or another Restricted Subsidiary, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of Holdings that is subordinated in right of payment to the Securities or (iv) make any Investment in any Affiliate (other than Holdings or a Restricted Subsidiary) or Unrestricted Subsidiary (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if at the time of and after giving effect to the proposed Restricted Payment: (A) an Event of Default or event that, after the giving of notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, (B) Holdings (in the case Holdings or its Restricted Subsidiaries will make the Restricted Payment) could not Incur at least $1.00 of Indebtedness under the first paragraph in Section 4.3(a) of this

Indenture or Silgan (in the case Silgan or its Restricted Subsidiaries will make the Restricted Payment) could not Incur at least $1.00 of Indebtedness under clause (i) of Section 4.3(b) of this Indenture or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date hereof (other than any Restricted Payments described in clauses (ii) and (iii) of the second paragraph of this Section 4.4) shall exceed the sum of (1) 50% of the aggregate amount of Adjusted Consolidated Net Income (or, if Adjusted Consolidated Net Income is a loss, minus 100% of such amount) of Holdings (determined by excluding income resulting from the transfers of assets received by Holdings or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the month immediately following the date hereof and ending on the last day of the last fiscal quarter preceding the Transaction Date plus (2) the aggregate net proceeds received by Holdings from the issuance and sale of capital stock of Holdings (other than Redeemable Stock) to any Person other than a Subsidiary of Holdings, including an issuance or sale permitted by the Indenture for cash or other property upon the conversion of any Indebtedness of Holdings subsequent to the date hereof, or from the issuance of any options, warrants or other rights to acquire capital stock of Holdings (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities) plus (3) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Holdings or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary plus (4) $25 million.

                  The foregoing provision shall not be violated by reason of:

                   (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the foregoing provision;

                   (ii) the making of Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $75 million outstanding at any time;

                   (iii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued and unpaid interest, with the proceeds of Indebtedness Incurred under clauses (iii) or (viii) of the second paragraph of Section 4.3(a) of this Indenture;

                   (iv) the declaration and payment of dividends on the common stock of Holdings or Silgan, following an initial public offering of the common stock of Holdings or Silgan, as the case may be, of up to 6% per annum of the net proceeds received by Holdings or Silgan, as the case may be, in such initial public offering;

                   (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of capital stock of Holdings, Silgan or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such shares of capital stock, options, related rights or similar securities were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of capital stock, options, related rights or similar securities after the Closing Date does not exceed $25 million and that any additional consideration in excess of such $25 million is in the form of Indebtedness that would be permitted to be Incurred under clause (v) of the second paragraph of Section 4.3(a) of this Indenture;

                   (vi) the repurchase of capital stock of Holdings or any Subsidiary of Holdings followed immediately by the reissuance thereof for consideration in an amount at least equal to the consideration paid to acquire such stock, or the redemption, repurchase or other acquisition for value of capital stock of Holdings or any Subsidiary of Holdings in exchange for, or with the proceeds of a substantially concurrent offering of, other shares of the capital stock of such entity (other than Redeemable Stock); and

                   (vii) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article 5 of this Indenture; provided that in the case of clauses (ii), (iv), (v) and (vii), no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof.

                  SECTION 4.5 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. So long as any of the Securities are outstanding, Holdings will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any capital stock of such Restricted Subsidiary owned by Holdings or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to Holdings or any other Restricted Subsidiary, (iii) make loans or advances to Holdings or any other Restricted Subsidiary or (iv) transfer, subject to certain exceptions, any of its property or assets to Holdings or any other Restricted Subsidiary.

                   This covenant shall not restrict or prohibit any encumbrances or restrictions existing:

                   (i) in the Silgan Credit Agreement, the Silgan Notes, the Discount Debentures (including any agreement pursuant to which the
         Silgan Notes or the Discount Debentures were issued) or any other agreements in effect on the date hereof, including extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                   (ii) under or by reason of applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                   (iii) with respect to any Person or the property or assets of such Person acquired by Holdings or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                   (iv) in the case of clause (iv) of the first paragraph of this Section 4.5, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
         (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of the property or assets of Holdings or any Restricted Subsidiary in any manner material to Holdings or such Restricted Subsidiary; or

                   (v) with respect to any Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock of, or property and assets of, such Restricted Subsidiary.

                  Nothing contained in this Section 4.5 shall prevent Holdings or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of Holdings or any of its Subsidiaries that secure Indebtedness of Holdings or any of its Subsidiaries.

                  SECTION 4.6 Limitation on Transactions with Shareholders and Affiliates. So long as any of the Securities are outstanding, Holdings will not, and will not permit any Subsidiary of Holdings to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of capital stock of Holdings (other than the Bank Agent or any of its Affiliates) or any Subsidiary of Holdings or with any Affiliate of Holdings or any Subsidiary of Holdings, except upon fair and reasonable terms no less favorable to Holdings or such Subsidiary of Holdings than could be obtained in a comparable, arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to:

                   (i) any transaction between Holdings and any Subsidiary of Holdings or between Subsidiaries of Holdings;

                   (ii) transactions (A) for which Holdings or any Subsidiary of Holdings delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Holdings or such Subsidiary of Holdings from a financial point of view or (B) approved by a majority of the disinterested members of the Board of Directors;

                   (iii)  the  payment  of  fees  pursuant  to  the   Management
         Agreements or pursuant to any similar management contracts entered into by Holdings or any Subsidiary of Holdings;

                   (iv) the payment of reasonable and customary regular fees to directors of Holdings or any Subsidiary of Holdings who are not employees of Holdings or such Subsidiary of Holdings;

                   (v) any payments or other transactions pursuant to any tax-sharing agreement between Holdings and Silgan or any other Person with which Holdings is required or permitted to file a consolidated tax return or with which Holdings is or could be part of a consolidated group for tax purposes;

                   (vi) any Restricted Payments not prohibited by Section 4.4 of this Indenture;

                   (vii) the payment of fees to Morgan Stanley & Co. Incorporated, S&H or their respective Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems to be advisable or appropriate for Holdings or any Subsidiary of Holdings to obtain (including the payment to Morgan Stanley & Co. Incorporated of any underwriting discounts or commissions or placement agency fees) in connection with the issuance and sale of any securities by Holdings or any Subsidiary of Holdings; or

                   (viii) any transaction contemplated by any of the Stock Based Plans.

                   Notwithstanding any of the foregoing, nothing in this Section
4.6 shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the issuance by Silgan or its successors of Securities. Immediately upon the occurrence of an event specified in clause (i), (ii) or (iii) of the preceding sentence, all references to Holdings in this Section 4.6 shall refer to the Successor Corporation.

                  SECTION 4.7 Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. So long as any of the Securities are outstanding, Holdings will not permit any Restricted Subsidiary to, directly or indirectly, issue or sell any shares of its capital stock (including options, warrants or other rights to purchase shares of such capital stock) except (i) to Holdings or another Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings,
(ii) pursuant to options on such capital stock granted to officers and directors of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iv) in connection with an initial public offering of the common stock of such Restricted Subsidiary; provided that, within 12 months after the date the Net Cash Proceeds of such initial public offering are received by such Restricted Subsidiary, such Restricted Subsidiary shall (A) apply an amount equal to such Net Cash Proceeds to repay Senior Indebtedness of Holdings or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than Holdings or any of its Subsidiaries, (B) apply an amount equal to such Net Cash Proceeds to the repurchase of Senior Indebtedness pursuant to mandatory repurchase or repayment provisions applicable to such Senior Indebtedness or (C) invest an equal amount, or the amount not so applied pursuant to subclause (A) or (B) (or enter into a definitive agreement committing to so invest within 12 months of the date of such agreement), in property or assets that (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, any Restricted Subsidiary and its Subsidiaries existing on the date thereof.

                  Notwithstanding any of the foregoing,  nothing in this Section
4.7 shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Securities. Immediately upon the occurrence of an event specified in clause (i), (ii) or (iii) of the preceding sentence, all references to Holdings in this Section 4.7 shall refer to the Successor Corporation.

                  SECTION 4.8  Repurchase of Securities  upon Change of Control.
(a) In the event of a Change in Control, each Holder shall have the right to require the repurchase of its Securities by Holdings in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, Holdings covenants to, or to cause Silgan to, (i) repay in full all Indebtedness under the Silgan Credit Agreement and all other Senior Indebtedness required to be redeemed or repurchased pursuant to the terms thereof, or to offer to repay in full all Indebtedness under the Silgan Credit Agreement and all such other Senior Indebtedness and to repay the Indebtedness of each holder of Senior Indebtedness who has accepted such offer or (ii) obtain the requisite consents under the Silgan Credit Agreement and such other Senior Indebtedness to permit the repurchase of the Securities as provided for in the succeeding paragraph. Holdings shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 4.8.

                   (b) Within 30 days of the Change of Control, Holdings shall mail a notice to the Trustee and each Holder stating:

                   (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section
         4.8 and that all Securities validly tendered will be accepted for payment;

                   (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

                   (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;

                   (iv) that, unless Holdings defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                   (v) that Holders electing to have any Security purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

                   (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                   (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1.00 or integral multiples thereof.

                   (c) On the Change of Control Payment Date, Holdings shall:

                   (i)  accept  for  payment   Securities  or  portions  thereof
         tendered pursuant to the Change of Control Offer;

                   (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

                   (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by Holdings.

                  The Paying Agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1.00 or integral multiples thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.8, the Trustee shall act as Paying Agent.

                   (d) Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs under this Section 4.8 and Holdings is required to repurchase Securities as described above.

                   (e)  Notwithstanding  any of the  foregoing,  nothing in this
Section 4.8 shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Securities. Immediately upon the occurrence of an event specified in clause (i), (ii) or
(iii) of the preceding sentence, all references to Holdings in this Section 4.8 shall refer to the Successor Corporation.

                  SECTION 4.9 Limitation on Asset Sales. (a) In the event and to the extent that the Net Cash Proceeds received by Holdings or any Restricted Subsidiary from one or more Asset Sales occurring on or after the date hereof in any period of 12 consecutive months (other than Asset Sales by Holdings or any Restricted Subsidiary to Holdings or another Restricted Subsidiary) exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared), then Holdings shall, or shall cause such Restricted Subsidiary to, (i) within 12 months after the date the Net Cash Proceeds so received exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared),
(A) apply an amount equal to such excess Net Cash Proceeds to repay Senior Indebtedness of Holdings or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than Holdings or any of its Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to subclause (A) (or enter into a definitive agreement committing to so invest within 12 months of the date of such agreement), in property or assets that (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Holdings and its Subsidiaries existing on the date thereof and (ii) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this
Section 4.9. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in subclause (A) or (B) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                   (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, Holdings must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"); provided, however, that no Excess Proceeds Offer shall be required to be commenced with respect to the Securities until the Business Day following the dates that payments are made pursuant to similar offers that are made to holders of Senior Indebtedness, and need not be commenced if the Excess Proceeds remaining after application to the Senior Indebtedness purchased in the offers made to the holders of the Senior Indebtedness are less than $10 million; and provided further, however, that no Securities may be purchased under this
Section 4.9 unless Holdings shall have purchased all Senior Indebtedness tendered pursuant to the offers applicable thereto.

                   (c) Holdings shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating:

                   (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.9 and that all Securities validly tendered will be accepted for payment on a pro rata basis;

                   (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

                   (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;

                   (iv) that, unless Holdings defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                   (v) that Holders electing to have any Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

                   (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                   (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1.00 or integral multiples thereof.

                   (d) On the Excess Proceeds Payment Date, Holdings shall:

                   (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer;

                   (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

                   (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted, together with an Officer's Certificate specifying the Securities or portions thereof accepted for payment by Holdings.

                  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1.00 or integral multiples thereof. Holdings will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this
Section 4.9, the Trustee shall act as the Paying Agent.

                   (e) Holdings will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by Holdings under this Section 4.9 and Holdings is required to repurchase Securities as described above.

                   (f)  Notwithstanding  the foregoing,  nothing in this Section
4.9 shall prohibit the occurrence of (i) a Holdings Merger, (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Securities. Immediately upon the occurrence of an event specified in clause (i), (ii) or (iii) of the preceding sentence, all references to Holdings in this Section 4.9 shall refer to the Successor Corporation.

                  SECTION 4.10 Corporate Existence. Subject to Articles 4 and 5 of this Indenture, so long as any of the Securities are outstanding, Holdings will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary in accordance with the respective organizational documents of Holdings and of each Subsidiary of Holdings and the rights (charter and statutory), licenses and franchises of Holdings and its Subsidiaries; provided that Holdings shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary of Holdings, if the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries taken as a whole; and provided further that any Subsidiary of Holdings may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to Holdings or any Wholly Owned Subsidiary of Holdings.

                   SECTION 4.11 Payment of Taxes and Other Claims. So long as any of the Securities are outstanding, Holdings will pay or discharge, or cause to be paid or discharged, before any penalty accrues thereon (i) all material taxes, assessments and governmental charges levied or imposed upon Holdings or any Subsidiary of Holdings or upon the income, profits or property of Holdings or any Subsidiary of Holdings and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of Holdings or any Subsidiary of Holdings; provided that Holdings shall not be -------- required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been made.

                  SECTION 4.12 Notice of Defaults and Other Events. In the event that any issue or issues of Indebtedness of Holdings and/or any Significant Subsidiary of Holdings having an outstanding principal amount of $20 million or more in the aggregate for all such issues has been or could be declared due and payable before its maturity because of the occurrence of any event of default under such Indebtedness (including, without limitation, any Default or Event of Default under this Indenture), so long as any of the Securities are outstanding, Holdings, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

                  SECTION 4.13 Maintenance of Properties and Insurance. So long as any of the Securities are outstanding, Holdings will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of Holdings and material to Holdings and its Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Holdings may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.13 shall prevent Holdings or any Subsidiary of Holdings from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of such Subsidiary, or an Officer (or other agent employed by Holdings or any

Subsidiary of Holdings) of Holdings or such Subsidiary of Holdings having managerial responsibility for any such property, desirable in the conduct of the business of Holdings or such Subsidiary of Holdings.

                  So long as any of the Securities are outstanding, Holdings will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

                  SECTION 4.14 Compliance Certificates. (a) So long as any of the Securities are outstanding, Holdings shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate, which shall contain a certification from a Chief Executive Officer, Chief Financial Officer or Controller that a review has been conducted of the activities of Holdings and its Subsidiaries and Holdings' and its Subsidiaries' performance under this Indenture and that Holdings has fulfilled all obligations hereunder, or, if there has been a Default in the fulfillment of any such obligation, such certificate shall contain a description of such Default and the nature and status thereof. For purposes of this Section 4.14, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                   (b)  So  long  as  any of  the  Securities  are  outstanding,
Holdings shall deliver to the Trustee, within 120 days after the end of Holdings' fiscal year, a certificate signed by Holdings' independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers Certificate delivered to the Trustee pursuant to paragraph (a) of this Section
4.14 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that Holdings was not in compliance with any of the terms, covenants, provisions or conditions of Article 4 and Section 5.1 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                  SECTION 4.15 Commission Reports and Reports to Holders. So long as any of the Securities are outstanding, within 15 days after Holdings files with the Commission copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, Holdings shall file the same with the Trustee. So long as any Securities remain outstanding, Holdings shall cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by Holdings' independent certified public accountants) that it would be required to file under Section 13 of the Exchange Act if it had a class of debt securities listed on a national securities exchange to be filed with the Commission and the Trustee within 15 days of when such report would have been required to be filed with the Commission under Section 13 of the Exchange Act. So long as any of the Securities are outstanding, Holdings also shall comply with the other provisions of TIA Section 314(a).

                  SECTION 4.16 Waiver of Stay, Extension or Usury Laws. Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Holdings from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Holdings hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.17 Trustee Not Liable. Holdings is solely responsible for performing the duties and responsibilities contained in Sections
4.8 and 4.9 of this Indenture, other than the obligations of the Trustee as Paying Agent expressly set forth therein. The Trustee shall not be responsible for any failure of Holdings to make any deposit with the Trustee as Paying Agent or to deliver to the Trustee Securities accepted by it or, subject to TIA Sections 315(a) through (d), any failure of Holdings to comply with any of the other covenants of Holdings contained in Sections 4.8 and 4.9 of this Indenture.

                                   ARTICLE 5.

                              Successor Corporation

                  SECTION 5.1 When Holdings May Merge, Etc. Holdings shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings; provided that, in connection with any merger of Holdings with any Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings, no consideration (other than common stock in the surviving Person or Holdings) shall be issued or distributed to the stockholders of Holdings) or permit any Person to merge with or into Holdings, unless:

                   (i) Holdings shall be the continuing Person, or the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or that acquired or leased such property and assets of Holdings shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Holdings on all of the Securities and under this Indenture;

                   (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                   (iii) immediately after giving effect to such transaction on a pro forma basis, the Interest Coverage Ratio of Holdings (or any Person becoming the successor obligor on the Securities) is at least 1:1; provided that if the Interest Coverage Ratio of Holdings before giving effect to such transaction is within the range set forth in column (A) below, then the Interest Coverage Ratio of Holdings (or any Person becoming the successor obligor on the Securities) shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the Interest Coverage Ratio of Holdings prior to such transaction and (2) the ratio set forth in column (C) below:

      (A)                       (B)                      (C)
      ---                       ---                      ---
1.11:1 to 1.99:1                90%                     1.5:1
2.00:1 to 2.99:1                80%                     2.1:1
3.00:1 to 3.99:1                70%                     2.4:1
4.00:1 or more                  60%                     2.5:1


         and provided further that, if the Interest Coverage Ratio of Holdings (or any Person becoming the successor obligor on the Securities) is 3:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of this clause (iii);

                   (iv) immediately after giving effect to such transaction on a pro forma basis, Holdings (or any Person that becomes the successor obligor on the Securities) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings immediately prior to such transaction; and

                   (v) Holdings delivers to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 5.1 and that all conditions precedent provided for herein relating to such transaction have been complied with;

         provided, however, that clause (iv) of this Section 5.1 shall not apply to, and the Interest Coverage Ratio required by clause (iii) of this
         Section 5.1 (A) shall be 1.75:1 with respect to, (1) a Holdings Merger,
         (2) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (3) the assumption by Silgan or its successors of Indebtedness represented by the Securities and (B) does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of Holdings; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the limitations of this Section 5.1.

                  SECTION 5.2 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Holdings in accordance with Section 5.1 of this Indenture, the successor corporation formed by such consolidation or into which Holdings is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such successor corporation had been named as Holdings herein.

                                   ARTICLE 6.

                              Default and Remedies

                  SECTION 6.1 Events of Default. An "Event of Default" occurs with respect to the Securities if:

                   (i) Holdings defaults in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article 10 of this Indenture, if Article 10 is then applicable;

                   (ii) Holdings defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by Article 10 of this Indenture, if Article 10 is then applicable;

                   (iii) Holdings defaults in the performance of or breaches any other covenant or agreement of Holdings in this Indenture or under the Securities, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities in the manner described below;

                   (iv) there occurs with respect to any issue or issues of Indebtedness of Holdings and/or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of Holdings and/or any Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                   (v) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million individually or $20 million or more in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Holdings or any Significant Subsidiary and shall not be discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order in excess of $10 million individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                   (vi) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Holdings or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
         (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of Holdings or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; and

                   (vii) Holdings or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

                  A Default under clause (iii) is not an Event of Default until the Trustee notifies Holdings in writing, or the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding notify Holdings and the Trustee in writing, of the Default and Holdings does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of 25% of the aggregate principal amount of the Securities then outstanding.

                  SECTION 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.1 of this Indenture that occurs with respect to Holdings or Silgan) occurs and is continuing, the Trustee or the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding, by written notice to Holdings (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall, declare the principal of and all accrued and unpaid interest on the

Securities to be immediately due and payable. Any such declaration of acceleration shall not become effective until the earlier of (A) five Business Days after receipt of the Acceleration Notice by the Bank Agent, Holdings and the agent for the holders of the Silgan Notes and Discount Debentures or (B) acceleration of the Indebtedness under the Silgan Credit Agreement, the Silgan Notes or the Discount Debentures; provided that such acceleration shall automatically be rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the Acceleration Notice under this Indenture shall have been cured, waived or otherwise remedied as provided in this Indenture prior to the expiration of the period referred to in the preceding clauses (A) and (B). In the event of a declaration of acceleration because an Event of Default set forth in clause (iv) of Section 6.1 of this Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (iv) of Section 6.1 of this Indenture shall be remedied, cured by Holdings and/or such Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (vi) or (vii) of Section 6.1 of this Indenture occurs with respect to Holdings or Silgan, the principal of and all accrued and unpaid interest on the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the outstanding Securities, by written notice to Holdings and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                  SECTION 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

                  SECTION 6.4 Waiver of Past Defaults.  Subject to Sections 6.2,
6.7 and 9.2 of this Indenture, the Holders of at least a majority in aggregate principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a

Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (i) or (ii) of Section 6.1 of this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  SECTION 6.5 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that the Trustee is advised by counsel conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction.

                  SECTION 6.6 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                   (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                   (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

                   (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                   (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                   (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

                  For purposes of Section 6.5 of this Indenture and this Section 6.6, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                  SECTION 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, or interest on its Securities, or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in its Securities, shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.8 Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of
Section 6.1 of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Holdings or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest (if any) remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.6 of this Indenture) and the Holders allowed in any judicial proceedings relative to Holdings (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.6 of this Indenture. To the extent that such payment of reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all dividends, distributions, monies, securities and other property that the Holders may be entitled to receive in such judicial proceedings, whether in liquidation or under any plan of reorganization, arrangement or otherwise. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order, subject to Article 10 of this Indenture:

                           First:  to the Trustee for amounts due under
         Section 7.6 of this Indenture;

                           Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

                           Third: to Holdings or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior written notice to Holdings, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

                  SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

                  SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, Holdings, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.6 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                   ARTICLE 7.

                                     Trustee

                  SECTION 7.1 Rights of Trustee. Subject to TIA Sections 315(a) through (d):

                   (i) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

                   (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.4 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                   (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                   (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                   (v) the Trustee or Paying Agent shall not be liable for interest on any money recovered by it except as the Trustee or Paying Agent may agree in writing with Holdings. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law; and

                   (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

                  SECTION 7.2 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with Holdings or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

                  SECTION 7.3 Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for Holdings' use of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

                  SECTION 7.4 Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 30 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                  The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.1(i), 6.1(ii) or 4.1 of this Indenture if the Trustee is then acting as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other documents furnished under

Section 4.15 of this Indenture, which reports and documents the Trustee shall have no duty to examine.

                  SECTION 7.5 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 1993, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

                  SECTION 7.6 Compensation and Indemnity. Holdings shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  Holdings shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities. The Trustee shall notify Holdings promptly of any claim asserted against the Trustee for which it may seek indemnity. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay reasonable fees and expenses of such counsel. Holdings need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. Holdings need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (vi) or (vii) of Section
6.1 of this Indenture, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

                  SECTION 7.7 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.7.

                  The Trustee may resign by so notifying Holdings in writing at least 30 Business Days prior to the date of the proposed resignation.

The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of Holdings. Holdings may remove the Trustee if:

                   (i) the Trustee fails to comply with Section 7.9 of this Indenture;

                   (ii) the Trustee is adjudged a bankrupt or an insolvent;

                   (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                   (iv) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, Holdings shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by Holdings. If the successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 6.9 of this Indenture, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If the Trustee fails to comply with Section 7.9 of this Indenture, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding  replacement  of the Trustee  pursuant to this
Section 7.7, Holdings' obligations under Section 7.6 of this Indenture shall continue for the benefit of the retiring Trustee.

                  SECTION 7.8  Successor Trustee by Merger, Etc.  If the
Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

                  SECTION 7.9 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

                  SECTION 7.10 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with Holdings. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.


                                   ARTICLE 8.

                             Discharge of Indenture

                  SECTION 8.1 Termination of Holdings' Obligations. Except as otherwise provided in this Section 8.1, Holdings may terminate its obligations under the Securities and this Indenture if:

                   (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.1 of this Indenture or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to Holdings, as provided in Section 8.5 of this Indenture) have been delivered to the Trustee for cancellation and Holdings has paid all sums payable by it hereunder; or

                   (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) Holdings irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which Holdings is a party or by which it is bound and (E) Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  With respect to the foregoing clause (i), Holdings' obligations under Section 7.6 of this Indenture shall survive. With respect to the foregoing clause (ii), Holdings' obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.11, 4.1, 4.2, 7.6, 7.7, 8.4, 8.5 and 8.6 of this Indenture shall survive until the Securities are no longer outstanding. Thereafter, only Holdings' obligations in Sections 7.6, 8.5 and 8.6 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of Holdings' obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  SECTION 8.2 Defeasance and Discharge of Indenture. Holdings will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities and the provisions of this Indenture will no longer be in effect with respect to the Securities on the 123rd day after the date of the deposit referred to below, and the Trustee, at the expense of Holdings, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) Holdings' obligations under Section 4.2, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                           (A) with reference to this Section 8.2,  Holdings has
                 irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.9 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                           (B) such  deposit  will  not  result  in a breach  or
                 violation of, or constitute a default under, this Indenture or any other agreement or instrument to which Holdings is a party or by which it is bound;

                           (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                           (D) Holdings  shall have delivered to the Trustee (1)
                 either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of Holdings' exercise of its option under this Section 8.2 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against Holdings under either such statute, and either (I) the trust funds will no longer remain the property of Holdings (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of Holdings, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute, (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, and (c) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of Senior Indebtedness, including, without limitation, those arising under Article 10 of this Indenture;

                           (E) if the  Securities  are then listed on a national
                 securities exchange, Holdings shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities to be delisted;

                           (F) the Successor  Corporation,  if any, shall not be
                 prohibited from making payments in respect of the Securities by the provisions of Article 10 hereof; and

                           (G) Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.2 have been complied with.

                  Notwithstanding the foregoing, prior to the end of the 123-day period referred to in clause (D)(2)(y) above, none of Holdings' obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.2, Holdings' obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.11, 4.1, 4.2, 7.6, 7.7, 8.5 and 8.6 of this Indenture shall survive until the Securities are no longer outstanding. Thereafter, only Holdings' obligations in Sections 7.6, 8.5 and 8.6 of this Indenture shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of

Counsel referred to in clause (D)(l) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of Holdings' obligations under Section 4.1 of this Indenture, then Holdings' obligations under such Section 4.1 of this Indenture shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.2.

                  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of Holdings' obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  SECTION 8.3 Defeasance of Certain Obligations. Holdings may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.1 and Sections 4.3 through 4.14 of this Indenture, and clause (iii) of Section 6.1 of this Indenture with respect to such Sections and clauses (iii) and (iv) of Section 5.1 and clauses (iv) and (v) of Section 6.1 of this Indenture shall be deemed not to be Events of Default, and if the defeasance is permitted under the Silgan Credit Agreement, Article 10 of this Indenture shall not apply, in each case with respect to the outstanding Securities, if:

                   (i) with reference to this Section 8.3, Holdings has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.9 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or interest;
         provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                   (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which Holdings is a party or by which it is bound;

                   (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                   (iv) Holdings has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
         Section 15 of the New York Debtor and Creditor Law in a case commenced by or against Holdings under either such statute, and either (1) the trust funds will no longer remain the property of Holdings (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of Holdings, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute, (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of Senior Indebtedness, including, without limitation, those arising under Article 10 of this Indenture;

                   (v) if the Securities are then listed on a national securities exchange, Holdings shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Securities to be delisted;

                   (vi)  the  Successor  Corporation,   if  any,  shall  not  be
         prohibited from making payments in respect of the Securities by the provisions of Article 10 hereof; and

                   (vii) Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.3 have been complied with.

                  In the event Holdings exercises its option to omit compliance with certain covenants and provisions of this Indenture with respect to the Securities as described in this Section 8.3 and the Securities are declared due and payable because of the occurrence of an Event of Default that remains applicable and the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Securities at the time of their Stated Maturity but are not sufficient to pay amounts due on the Securities at the time of the acceleration resulting from such Event of Default, Holdings shall remain liable for such payments.

                  SECTION 8.4 Application of Trust Money. Subject to Section 8.6 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1, 8.2 or 8.3 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 8.5 Repayment to Holdings. Subject to Sections 7.6, 8.1, 8.2 and 8.3 of this Indenture, the Trustee and the Paying Agent shall promptly pay to Holdings upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to Holdings upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of Holdings once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to Holdings. After payment to Holdings, Holders entitled to such money must look to Holdings for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  SECTION 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Holdings' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03 of this Indenture, as the case may be; provided that, if Holdings has made any payment of principal of, premium if any, or interest on any Securities because of the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9.

                       Amendments, Supplements and Waivers

                  SECTION 9.1 Without Consent of Holders. Holdings, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder;

                      (1) to cure any ambiguity, defect or inconsistency;

                      (2) to comply with Article 5 of this Indenture;

                      (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                      (4) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

                      (5) to make any change that does not adversely affect the rights of any Holder.

                  SECTION 9.2 With Consent of Holders. Subject to Sections 6.4 and 6.7 of this Indenture and without prior notice to the Holders, Holdings, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by Holdings with any provision of this Indenture or the Securities.

                  Notwithstanding the provisions of this Section 9.2, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.4, may not:

                   (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Security, or change any place of payment where, or the currency which, any Security or any Premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date);

                   (ii) reduce the percentage in principal amount of the outstanding Securities required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

                   (iii) waive a default in the payment of principal of, premium, if any, or interest on, any Security;

                   (iv) modify any of the provisions of this Section 9.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

                   (v) modify any of the provisions of Article 10 in a manner adverse to the Holders in any material respect; provided, however, that no such modification of any provision of Article 10 of this Indenture shall affect adversely the rights of any holder of Senior Indebtedness of Holdings or the Successor Corporation, or any Indebtedness that becomes Senior Indebtedness of Holdings or the Successor Corporation (in the event that the Securities were to become obligations of any Successor Corporation whether as a result of (i) a Holdings Merger,

         (ii) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (iii) the assumption by Silgan or its successors of Indebtedness represented by the Securities), at the time outstanding to the benefits of subordination hereunder without the consent of such holder.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an  amendment,  supplement  or waiver under this Section
9.2 becomes effective, Holdings shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. HoldIngs will mail supplemental indentures to Holders upon request. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture or waiver.

                  SECTION 9.3 Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

                  Holdings may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.2 of this Indenture. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.2 of this

Indenture,  the  amendment or waiver shall bind each Holder who has consented to
it  and  every  subsequent   Holder  of  a  Security  that  evidences  the  same
indebtedness as the Security of the consenting Holder.

                   SECTION 9.4 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if Holdings or the Trustee so determines, Holdings in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

                  SECTION 9.5 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel, reasonably acceptable to the Trustee, stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION  9.6  Conformity   with  Trust  Indenture  Act.  Every
supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the TIA as then in effect.


                                   ARTICLE 10.

                           Subordination of Securities

                  SECTION 10.1 Securities Subordinated to Senior Indebtedness of Holdings or the Successor Corporation. Notwithstanding the provisions of Section
6.1 of this Indenture, Holdings covenants and agrees and the Trustee and each Holder, by its acceptance thereof, likewise covenant and agree that all Securities shall be issued subject to the provisions of this Article 10; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that (i) all payments of Subordinated Obligations by Holdings or the Successor Corporation (in the event that the Securities become obligations of any Successor Corporation, whether as a result of (A) a Holdings Merger, (B) the sale of all or substantially all of the property and assets of Silgan or its successors to Holdings, and the assumption by Holdings of all or substantially all of the liabilities of Silgan or its successors or (C) the assumption by Silgan or its successors of of Indebtedness represented by the Securities) shall, to the extent and in the manner set forth in this Article 10, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness of Holdings or the Successor Corporation, as the case may be (including any interest accruing subsequent to an event specified in clause (vi) or (vii) of Section 6.1 of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy
Code), existing on the date of such transaction or assumed or incurred thereafter and (ii) other than as set forth in clause (i) above, the Securities will not be subordinated by their terms to any other existing or future indebtedness of Holdings or its successors.

                  SECTION 10.2 No Payment on Securities in Certain Circumstances. (a) No direct or indirect payment by or on behalf of Holdings or a Successor Corporation of Subordinated Obligations, whether pursuant to the terms of the Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

                           (b)  During the continuance of any other event of
default with respect to (i) the Silgan Credit Agreement pursuant to which the maturity thereof may be accelerated and (a) upon receipt by the Trustee of written notice from the Bank Agent or (b) if such event of default under the Silgan Credit Agreement results from the acceleration of the Securities, from and after the date of such acceleration, no payment of Subordinated Obligations may be made by or on behalf of Holdings or a Successor Corporation upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 159 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Bank Agent or such event of default has been cured or waived) or (ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of Subordinated Obligations may be made by or on behalf of Holdings or a Successor Corporation upon or in respect of the Securities for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee or other representatives for such holders). Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness other than under the Silgan Credit Agreement or under clause (i)(b) of this paragraph shall not bar the commencement of another Payment Blockage Period by the Bank Agent within such period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 10.2(b), no event of default (other than an event of default pursuant to the financial maintenance covenants under the Silgan Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                           (c)  In the event that, notwithstanding the
foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.2(a) or 10.2(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

                  SECTION 10.3 Payment over of Proceeds upon  Dissolution,  Etc.
(a) Upon any payment or distribution of assets or securities of Holdings or a Successor Corporation of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of Holdings or a Successor Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 6.1(vi) and 6.1(vii) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive any payment by Holdings or a Successor Corporation on account of Subordinated Obligations, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by or on behalf of Holdings or a Successor Corporation of any Subordinated Obligations upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Successor Corporation of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled, but for the provisions of this Article 10, shall be made by Holdings or a Successor Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor, to or for the holders of such Senior Indebtedness.

                           (b)  To the extent any payment of Senior Indebtedness
(whether  by  or  on  behalf  of  Holdings,  a  Successor   Corporation,  as
proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligations not been so affected) shall be deemed to be reinstated and outstanding as Senior

Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

                           (c)  In the event that, notwithstanding the
foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Successor Corporation of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 10.3(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                           (d)  For purposes of this Section 10.3, the words
"cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 10.3 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of Holdings or the Successor Corporation, as the case may be, or any other corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the extent that the Securities are subordinated to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of Holdings or the Successor Corporation, as the case may be, with, or the merger of Holdings or the Successor Corporation, as the case may be, with or into, another corporation or the liquidation or dissolution of Holdings or the Successor Corporation, as the case may be, following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in
Article 5 of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.3 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other dispotition, comply with the conditions stated in Article 5 of this Indenture.

                  SECTION 10.4 Subrogation. (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of Holdings or the Successor Corporation, as the case may be, made on such Senior Indebtedness until the principal of, premium, if any, and Interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article 10, and no payment pursuant to the provisions of this Article 10 to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Successor Corporation, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment by Holdings or the Successor Corporation, as the case may be, to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 10 are intended solely for the purpose of defining the relative rights of the Holders on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                           (b)  If any payment or distribution to which the
Holders  would  otherwise  have been  entitled  but for the  provisions  of this
Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

                  SECTION 10.5 Obligations of Holdings and the Successor Corporation Unconditional. (a) Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among Holdings or the Successor Corporation, as the case may be, and the Holders, the obligation of Holdings or the Successor Corporation, as the case may be, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Holdings or the Successor
Corporation, as the case may be, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of the Senior Indebtedness in respect of cash, property or securities of Holdings or the Successor Corporation, as the case may be, received upon the exercise of any such remedy.

                           (b)  Without limiting the generality of the
foregoing, nothing contained in this Article 10 will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 6.1 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Successor Corporation of Subordinated Obligations.

                  SECTION 10.6 Notice to Trustee. (a) Holdings or the Successor Corporation, as the case may be, shall give prompt written notice to the Trustee of any fact known to Holdings or the Successor Corporation, as the case may be, that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of Holdings or the Successor Corporation, as the case may be, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7 of this Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 10.6 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from Holdings or the Successor Corporation, as the case may be, and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. Nothing contained in this Section 10.6 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this
Article 10. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

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                           (b)  In the event that the Trustee determines in
good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 10 and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 10.7 Reliance of Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of Holdings or the Successor Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                  SECTION 10.8 Trustee's Relation to Senior Indebtedness. (a) The Trustee and any paying Agent shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                           (b)  With respect to the holders of Senior
Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except to the extent that it may hold funds for the benefit of the holders of Senior Indebtedness as provided in Sections 10.2(c) and 10.3(c) of this Indenture).

                  SECTION  10.9  Subordination  Rights Not  Impaired  by Acts or
Omissions  of  Holdings  or the  Successor  Corporation  or  Holders  of  Senior
Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article 10 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or the Successor Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Holdings or the Successor Corporation with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

                  SECTION 10.10 Holders Authorize Trustee to Effectuate Subordination of Securities. Each Holder by his acceptance of any Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of Holdings or the Successor Corporation, as the case may be (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), tending towards liquidation of the property and assets of Holdings or the Successor Corporation, the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

                  SECTION 10.11 Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article 10 will not be construed as preventing the occurrence of an Event of Default.

                  SECTION 10.12 Trustee's Compensation Not Prejudiced. Nothing in this Article 10 will apply to amounts due to the Trustee pursuant to other Sections of this Indenture.

                  SECTION 10.13 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 10.9 of this Indenture, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against Holdings or the Successor Corporation and any other person.

                  SECTION  10.14  Payments  May Be Paid  Prior  to  Dissolution.
Nothing contained in this Article 10 or elsewhere in this Indenture shall prevent (i) Holdings or the Successor Corporation, as the case may be, except under the conditions described in Section 10.2 or 10.3 of this Indenture, from making payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Trustee any money for such payments, or
(ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 10.2(b) (or there shall have been an acceleration of the Securities prior to such application) or in Section 10.6 of this Indenture. Holdings or the Successor Corporation, as the case may be, shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of Holdings or the Successor Corporation, as the case may be.


                                   ARTICLE 11.

                                  Miscellaneous

                  SECTION 11.1 Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 11.2 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

         if to Holdings:

                  Silgan Holdings Inc.
                  4 Landmark Square
                  Stamford, CT  06901
                  Attention:  Harley Rankin, Jr.

         if to the Trustee:

                  Fleet National Bank
                  111 Westminster Street
                  Mail Code 199
                  Providence, RI   02903
                  Attention:  Corporate Trust Department

                  Holdings or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee received it.

                  SECTION  11.3   Certificate   and  Opinion  as  to  Conditions
Precedent. Upon any request or application by Holdings to the Trustee to take any action under this Indenture Holdings shall furnish to the Trustee:

                   (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                   (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                  SECTION 11.4 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include:

                   (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                   (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                   (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matter of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                   SECTION 11.5 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 11.6 Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Stated Maturity or date of maturity of any Security shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Security as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

                  SECTION 11.7 Governing Law. The laws of the State of New York shall govern this Indenture and the Securities. The Trustee, Holdings and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

                  SECTION 11.8 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of Holdings or any Subsidiary of Holdings. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.9 No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Holdings contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future shareholder, officer, director, employee or controlling person of Holdings or of any successor Person, either directly or through Holdings or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

                  SECTION 11.10 Successors. All agreements of Holdings in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 11.11 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 11.12 Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.13 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       SILGAN HOLDINGS INC.,
                                         as Issuer


                                       By:/s/ Harley Rankin, Jr.
                                          -----------------------------
                                          Harley Rankin, Jr.
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Treasurer

                                       FLEET NATIONAL BANK,
                                         as Trustee


                                       By:/s/ Frank Kimball
                                          -----------------------------
                                          Name:  Frank Kimball
                                          Title:  Vice President

STATE OF CONNECTICUT)
                    )  ss.:
COUNTY OF FAIRFIELD)


         On this 28th day of October, 1996, before me personally came Harley Rankin, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at 66 Stanton Road, Darien, CT 06820, that he is Executive Vice President, Chief Financial Officer and Treasurer of Silgan Holdings Inc., one of the corporations described in and that executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                       /s/ Sharon Budds
                                       --------------------------------
                                       Notary Public


(Notarial Seal)


STATE OF RHODE ISLAND)
                     )  ss.:
COUNTY OF PROVIDENCE )


         On this 23rd day of October, 1996, before me personally came Frank Kimball to me known, who, being by me duly sworn, did depose and say that he resides at , that he is a Vice President of Fleet National Bank, a national banking association described in and that executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said association.


                                      /s/ Vincenza D. Williams
                                      ---------------------------------
                                       Notary Public


(Notarial Seal)